UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2010

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2010, the Board of Directors (the “Board”) of Ecosphere Technologies, Inc. increased the number of shares available for grant under the 2006 Equity Incentive Plan to 15,000,000 shares.

Also on April 21, 2010, in conjunction with the negotiation of a new three-year Employment Agreement, the Board granted to Dennis McGuire, Ecosphere’s Chief Executive Officer, 6,000,000 stock options (the “Options”) exercisable at $1.01 per share. Of the Options: (i) 2,000,000 are fully vested and (ii) 4,000,000 vest semi-annually over a three year period each June 30 and December 31, with the first vesting date being December 31, 2010, subject to remaining as an employee on each applicable vesting date. The unvested Options will immediately vest upon the occurrence of certain milestones, which milestones will result in significant economic benefits to Ecosphere. Exercisability of the Options is subject to execution of Ecosphere’s standard Stock Option Agreement which is expected to occur when the new Employment Agreement is executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ DENNIS MCGUIRE
Dennis McGuire Chief Executive Officer

Date:  April 23, 2010